UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 07, 2022

NEVRO CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36715	56-2568057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Bridge Parkway
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 251-0005

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2022, the Board of Directors of Nevro Corp (“Nevro” or the “Company”) promoted Richard B. Carter to Chief Accounting Officer of the Company, effective September 7, 2022. Mr. Carter assumes the role of principal accounting officer from Roderick H. MacLeod, who continues his role as the Company’s Chief Financial Officer and principal financial officer.

Prior to his promotion to Chief Accounting Officer, Mr. Carter, age 51, has served as the Company’s Vice President of Finance and Corporate Controller since November 2015, having held roles of increasing responsibility in finance and accounting since joining Nevro as Corporate Controller in September 2014. Mr. Carter received a B.S. in Business Administration from California State University, Chico. Mr. Carter is a Certified Public Accountant (inactive license) and began his career as an auditor at Ernst & Young, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date:	September 9, 2022	By:	/s/ Roderick H. MacLeod
Roderick H. MacLeod Chief Financial Officer